Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 17, 2024 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2024.
Q3 Highlights
•Worldwide da Vinci procedures grew approximately 18% compared with the third quarter of 2023.
•The Company placed 379 da Vinci surgical systems, compared with 312 in the third quarter of 2023. The third quarter 2024 da Vinci surgical system placements included 110 da Vinci 5 systems.
•The Company grew its da Vinci surgical system installed base to 9,539 systems as of September 30, 2024, an increase of 15% compared with 8,285 as of the end of the third quarter of 2023.
•Third quarter 2024 revenue of $2.04 billion increased 17% compared with $1.74 billion in the third quarter of 2023.
•Third quarter 2024 GAAP net income attributable to Intuitive was $565 million, or $1.56 per diluted share, compared with $416 million, or $1.16 per diluted share, in the third quarter of 2023.
•Third quarter 2024 non-GAAP* net income attributable to Intuitive was $669 million, or $1.84 per diluted share, compared with $524 million, or $1.46 per diluted share, in the third quarter of 2023.
•In October 2024, the Company obtained regulatory clearance in South Korea for the da Vinci 5 surgical system for use in urologic, general, gynecologic, thoracoscopic, thoracoscopically-assisted cardiotomy, and transoral otolaryngology surgical procedures.
Q3 Financial Summary
Gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., and net income per diluted share attributable to Intuitive Surgical, Inc. are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2024 revenue was $2.04 billion, an increase of 17% compared with $1.74 billion in the third quarter of 2023. The higher third quarter revenue was driven by growth in da Vinci procedure volume and an increase in the installed base of systems.
Third quarter 2024 instruments and accessories revenue increased by 18% to $1.26 billion, compared with $1.07 billion in the third quarter of 2023. The increase in instruments and accessories revenue was primarily driven by approximately 18% growth in da Vinci procedure volume and approximately 73% growth in Ion procedure volume.
Third quarter 2024 systems revenue was $445 million, compared with $379 million in the third quarter of 2023. The Company placed 379 da Vinci surgical systems, of which 110 were da Vinci 5 systems, in the third quarter of 2024, compared with 312 systems in the third quarter of 2023. The third quarter 2024 da Vinci surgical system placements included 220 systems placed under operating lease arrangements, of which 141 systems were placed under usage-based operating lease arrangements, compared with 163 systems placed under operating lease arrangements, of which 93 systems were placed under usage-based operating lease arrangements in the third quarter of 2023.
Third quarter 2024 GAAP income from operations increased to $577 million, compared with $466 million in the third quarter of 2023. Third quarter 2024 GAAP income from operations included share-based compensation expense of $176 million, compared with $157 million in the third quarter of 2023. Third quarter 2024 non-GAAP* income from operations increased to $755 million, compared with $624 million in the third quarter of 2023.
Third quarter 2024 GAAP net income attributable to Intuitive Surgical, Inc. was $565 million, or $1.56 per diluted share, compared with $416 million, or $1.16 per diluted share, in the third quarter of 2023. Third quarter 2024 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $42 million, or $0.12 per diluted share, compared with $22 million, or $0.06 per diluted share, in the third quarter of 2023.
Third quarter 2024 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $669 million, or $1.84 per diluted share, compared with $524 million, or $1.46 per diluted share, in the third quarter of 2023.

The Company ended the third quarter of 2024 with $8.31 billion in cash, cash equivalents, and investments, an increase of $628 million during the quarter, primarily driven by cash generated from operations, partially offset by capital expenditures.
Impact of COVID-19 Pandemic
The first nine months of 2024 did not reflect any noticeable procedure volume disruptions from COVID-19. During the first quarter of 2023, in January, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in China, with a recovery during February and March. Additionally, we believe that the high patient treatment backlogs that developed during the COVID-19 pandemic contributed positively to the 2023 procedure volumes, as those patients returned for diagnosis and treatment.
“Core measures of our business were healthy this quarter, and we are pleased by customer adoption of da Vinci 5,” said Gary Guthart, Intuitive CEO. “We remain focused on delivering the goals we share with our customers, centered on improving patient outcomes.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2024 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (844) 867-6169 using the access code 8311320. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to future results of operations, future financial position, the adoption by customers of the Company’s products, and the goals it shares with its customers, including improving patient outcomes. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: the overall macroeconomic environment, which may impact customer spending and the Company’s costs, including the levels of inflation and interest rates; the conflict in Ukraine; conflicts in the Middle East, including Israel and Iran; disruption to the Company’s supply chain, including difficulties in obtaining a sufficient supply of materials; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; delays in obtaining new product approvals, clearances, or certifications from the United States (“U.S.”) Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and customer acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions; intellectual property positions and litigation; risks associated with the Company’s operations and any expansion outside of the U.S.; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole- and single-sourced suppliers; the results of legal proceedings to which the Company is or may become a party; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.
*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP net income per diluted share attributable to Intuitive Surgical, Inc. (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan expenses, and other special items. Long-term incentive plan expense relates to phantom share awards granted in China by the Company’s Intuitive-Fosun joint venture to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding SBC and long-term incentive plan expenses and amortization of intangible assets.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding SBC and long-term incentive plan expenses, amortization of intangible assets, and litigation charges and recoveries.
Non-GAAP net income attributable to Intuitive Surgical, Inc. and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive Surgical, Inc., excluding SBC and long-term incentive plan expenses, amortization of intangible assets, litigation charges and recoveries, gains and losses on strategic investments, tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements, a one-time tax benefit from re-measurement of Swiss deferred tax assets, a one-time tax benefit from receipt of certain tax assets by the Company’s Swiss entity, and the net tax effects related to intra-entity transfers of non-inventory assets, and adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects. The Company excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the ongoing results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive Surgical, Inc. divided by diluted shares outstanding, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP EPS exclude items such as SBC and long-term incentive plan expenses, amortization of intangible assets, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS together with net income attributable to Intuitive Surgical, Inc. and net income per share attributable to Intuitive Surgical, Inc. calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue:
Instruments and accessories	$1,264.2	$1,244.4	$1,071.4
Systems	445.0	448.2	379.4
Services	328.9	317.3	292.9
Total revenue	2,038.1	2,009.9	1,743.7
Cost of revenue:
Product	555.4	539.4	489.5
Service	108.8	97.8	87.0
Total cost of revenue	664.2	637.2	576.5
Gross profit	1,373.9	1,372.7	1,167.2
Operating expenses:
Selling, general and administrative	510.6	525.3	452.0
Research and development	286.0	280.1	249.4
Total operating expenses	796.6	805.4	701.4
Income from operations (1)	577.3	567.3	465.8
Interest and other income (expense), net	93.7	87.2	56.2
Income before taxes	671.0	654.5	522.0
Income tax expense (2)	100.4	123.0	102.2
Net income	570.6	531.5	419.8
Less: net income attributable to noncontrolling interest in joint venture	5.5	4.6	4.1
Net income attributable to Intuitive Surgical, Inc.	$565.1	$526.9	$415.7
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$1.59	$1.48	$1.18
Diluted (3)	$1.56	$1.46	$1.16
Weighted average shares outstanding:
Basic	355.8	355.0	351.7
Diluted	362.7	361.0	358.2

(1) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(3.5)	$(5.0)	$(5.1)
Expensed IP charged to R&D	$—	$(0.2)	$(7.5)
(2) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(42.2)	$(35.7)	$(22.0)
(3) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.01)	$(0.01)	$(0.01)
Expensed IP charged to R&D, net of tax	$—	$—	$(0.02)
Excess tax benefits related to share-based compensation arrangements	$0.12	$0.10	$0.06

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine Months Ended
	September 30,
	2024	2023
Revenue:
Instruments and accessories	$3,667.5	$3,132.9
Systems	1,311.4	1,199.5
Services	959.7	863.4
Total revenue	5,938.6	5,195.8
Cost of revenue:
Product	1,649.2	1,480.5
Service	297.4	263.2
Total cost of revenue	1,946.6	1,743.7
Gross profit	3,992.0	3,452.1
Operating expenses:
Selling, general and administrative	1,527.4	1,396.8
Research and development	850.6	738.7
Total operating expenses	2,378.0	2,135.5
Income from operations (1)	1,614.0	1,316.6
Interest and other income, net	250.0	126.4
Income before taxes	1,864.0	1,443.0
Income tax expense (2)	214.5	236.4
Net income	1,649.5	1,206.6
Less: net income attributable to noncontrolling interest in joint venture	12.6	14.8
Net income attributable to Intuitive Surgical, Inc.	$1,636.9	$1,191.8
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$4.61	$3.40
Diluted (3)	$4.53	$3.34
Weighted average shares outstanding:
Basic	354.8	351.0
Diluted	361.4	357.1

(1) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(13.6)	$(15.1)
Expensed IP charged to R&D	$(0.2)	$(9.0)
(2) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(189.0)	$(86.2)
(3) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.03)	$(0.03)
Expensed IP charged to R&D, net of tax	$—	$(0.02)
Excess tax benefits related to share-based compensation arrangements	$0.52	$0.24

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	September 30, 2024	December 31, 2023
Cash, cash equivalents, and investments	$8,311.5	$7,343.2
Accounts receivable, net	1,153.0	1,130.2
Inventory	1,481.7	1,220.6
Property, plant, and equipment, net	4,433.0	3,537.6
Goodwill	348.3	348.7
Deferred tax assets	997.0	910.5
Other assets	1,018.9	950.7
Total assets	$17,743.4	$15,441.5

Accounts payable and other liabilities	$1,580.3	$1,552.5
Deferred revenue	485.6	491.7
Total liabilities	2,065.9	2,044.2
Stockholders’ equity	15,677.5	13,397.3
Total liabilities and stockholders’ equity	$17,743.4	$15,441.5

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP gross profit	$1,373.9	$1,372.7	$1,167.2	$3,992.0	$3,452.1
Share-based compensation expense	31.3	29.7	29.5	90.1	80.3
Long-term incentive plan expense	0.2	0.1	0.1	0.6	0.8
Amortization of intangible assets	2.4	3.7	3.7	9.9	10.6
Non-GAAP gross profit	$1,407.8	$1,406.2	$1,200.5	$4,092.6	$3,543.8

GAAP income from operations	$577.3	$567.3	$465.8	$1,614.0	$1,316.6
Share-based compensation expense	172.9	173.6	156.1	499.8	442.4
Long-term incentive plan expense	1.2	1.0	0.7	4.4	5.9
Amortization of intangible assets	3.5	5.0	5.1	13.6	15.1
Litigation charges (recoveries)	—	7.2	(4.0)	7.2	(4.0)
Non-GAAP income from operations	$754.9	$754.1	$623.7	$2,139.0	$1,776.0

GAAP net income attributable to Intuitive Surgical, Inc.	$565.1	$526.9	$415.7	$1,636.9	$1,191.8
Share-based compensation expense	172.9	173.6	156.1	499.8	442.4
Long-term incentive plan expense	1.2	1.0	0.7	4.4	5.9
Amortization of intangible assets	3.5	5.0	5.1	13.6	15.1
Litigation charges (recoveries)	—	7.2	(4.0)	7.2	(4.0)
(Gains) losses on strategic investments	0.9	(7.8)	1.7	(3.5)	7.9
Tax adjustments (1)	(74.0)	(64.5)	(51.0)	(305.5)	(189.6)
Adjustments attributable to noncontrolling interest in joint venture	(0.5)	(0.4)	(0.3)	(1.7)	(1.6)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$669.1	$641.0	$524.0	$1,851.2	$1,467.9

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.56	$1.46	$1.16	$4.53	$3.34
Share-based compensation expense	0.48	0.48	0.44	1.38	1.24
Long-term incentive plan expense	—	—	—	0.01	0.02
Amortization of intangible assets	0.01	0.02	0.01	0.04	0.04
Litigation charges (recoveries)	—	0.02	(0.01)	0.02	(0.01)
(Gains) losses on strategic investments	—	(0.02)	—	(0.01)	0.02
Tax adjustments (1)	(0.21)	(0.18)	(0.14)	(0.85)	(0.53)
Adjustments attributable to noncontrolling interest in joint venture	—	—	—	—	(0.01)
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.84	$1.78	$1.46	$5.12	$4.11

(1) For the three months ended September 30, 2024, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(42.2) million, or $(0.12) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.1 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(41.9) million, or $(0.12) per diluted share. For the three months ended September 30, 2023, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(22.0) million, or $(0.06) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $7.0 million, or $0.02 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(36.0) million, or $(0.10) per diluted share.

For the nine months ended September 30, 2024, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(189.0) million, or $(0.52) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $30.5 million, or $0.08 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(147.0) million, or $(0.41) per diluted share. For the nine months ended September 30, 2023, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(86.2) million, or $(0.24) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $21.0 million, or $0.06 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(124.4) million, or $(0.35) per diluted share.